CUMBERLAND PHARMACEUTICALS REPORTS
Q1 2026 FINANCIAL RESULTS & COMPANY UPDATE
Enters into Strategic Transaction, unlocking $100 million in value
Sharpens focus on Orphan Drug candidates to address unmet medical needs
NASHVILLE, Tenn. (Tuesday, May 05, 2026) – Cumberland Pharmaceuticals Inc. (Nasdaq: CPIX), a specialty pharmaceutical company, announced today that its product portfolio of FDA-approved brands delivered combined net revenues of $9.1 million during the first quarter of 2026. Cumberland ended the quarter with $71.0 million in total assets, $49.7 million in liabilities and $21.6 million of shareholders’ equity.
“We entered 2026 with strong momentum following an outstanding 2025, which featured double-digit revenue growth, the addition of a new product to our portfolio, new international approvals and breakthrough clinical study results,” said A.J. Kazimi, Cumberland Pharmaceuticals CEO. “We have built on that momentum through our recently announced Strategic Transaction, which represents an important next step in our Company’s evolution, enabling us to sharpen our focus on developing high-value product candidates, while unlocking significant value for our shareholders.”
RECENT COMPANY DEVELOPMENTS INCLUDE:
Strategic Transaction
Cumberland recently announced a Strategic Transaction with Apotex Inc., the largest Canadian-based pharmaceutical company, to integrate the branded U.S. commercial businesses. Under the terms of the agreement, Apotex will acquire Cumberland’s portfolio of FDA-approved brands for $100 million in cash consideration, subject to Cumberland shareholders’ approval and certain other customary closing conditions.
This transaction is designed to unlock value and sharpen Cumberland’s focus on advancing its pipeline of differentiated product candidates designed to address unmet medical needs. The integration of Cumberland’s products will create more critical mass to support patient care and expand product distribution.
Following the closing of the transaction, Cumberland will retain its development programs, as well as its majority ownership in Cumberland Emerging Technologies. This positions Cumberland to operate with the profile of an innovative, development-stage biopharmaceutical organization devoted to new medicines for the future.

Development Pipeline
In addition to its portfolio of FDA-approved brands involved in the transaction with Apotex, Cumberland is developing ifetroban, a potent thromboxane antagonist, through a series of clinical programs designed to address unmet medical needs with significant market potential.
Cumberland has announced breakthrough results in a Phase II clinical study of ifetroban in patients with cardiomyopathy associated with Duchenne muscular dystrophy (“DMD”). This rare, fatal genetic neuromuscular disease results in deterioration of the skeletal, heart and lung muscles. Discussions with the FDA are underway regarding the study results and remaining requirements for approval.
During the first quarter of 2026, the FDA granted Fast Track Designation for Cumberland’s ifetroban candidate product for DMD patients.
This designation is intended to accelerate the development and review of therapies that address serious conditions with unmet medical needs. Importantly, it allows for more frequent FDA interaction, rolling data submissions and earlier guidance throughout the approval process. The program previously received both Orphan Drug and Rare Pediatric Disease designations from the FDA.
In addition, Cumberland has a Phase II clinical program evaluating its ifetroban product candidate in patients with Systemic Sclerosis (“SSc”) or scleroderma, a debilitating autoimmune disorder characterized by diffuse fibrosis of the skin and internal organs. Enrollment in the study is completed and the next milestone will be announcing its top-line study results.
Cumberland’s third development program involves the use of ifetroban in patients with Idiopathic Pulmonary Fibrosis (“IPF”), the most common form of progressive fibrosing interstitial lung disease. Enrollment in the study is well underway at medical centers across the U.S., with interim safety and interim efficacy results pending.
FINANCIAL RESULTS:
Net Revenue: For first quarter of 2026, the Company’s net revenues of $9.1 million, which represented a 5% increase compared to the first quarter of 2025 after removing the $3 million milestone payment last year associated with the approval of Vibativ® in China. Cumberland’s branded portfolio revenue included $1.0 million for Kristalose®, $2.9 million for Sancuso®, $2.1 million for Vibativ®, $1.0 million for Caldolor® and $1.9 million for Talicia.®
Operating Expenses: Total operating expenses for the quarter were $12.3 million.
Net Income (Loss): The net loss for the first quarter of 2026 was approximately $3.3 million.
Adjusted Earnings (Loss): Adjusted loss for the quarter was $1.9 million, or $0.13 per share.
Balance Sheet: At March 31, 2026, Cumberland had approximately $71.0 million in total assets, including $11.0 million in cash and cash equivalents. Liabilities totaled $49.7 million, including $5.2 million on the company’s credit facility. Total shareholders’ equity was $21.6 million on March 31, 2026.

EARNINGS REPORT CALL:
A conference call will be held today, May 5, 2026, at 4:30 p.m. Eastern Time to provide a company update and discuss the financial results.
The link to register is https://register-conf.media-server.com/register/BI31a40566a8cb4846873ec8b25642be3a.
Registered participants can dial in from their phone using a dial-in and PIN number that will be provided to them. Alternatively, they can choose a “Call Me” option to have the system automatically call them at the start of the conference.
A replay of the call will be available for one year and can be accessed via Cumberland’s website or by visiting: https://edge.media-server.com/mmc/p/rik67g7q.
ABOUT CUMBERLAND PHARMACEUTICALS:
Cumberland Pharmaceuticals Inc. is the largest biopharmaceutical company founded and headquartered in Tennessee and is focused on providing unique products that improve the quality of patient care. The company develops, acquires, and commercializes products for the hospital acute care, gastroenterology and oncology market segments. The company’s portfolio of FDA-approved brands includes:
•Acetadote® (acetylcysteine) injection, for the treatment of acetaminophen poisoning;
•Caldolor® (ibuprofen) injection, for the treatment of pain and fever;
•Kristalose® (lactulose) oral, a prescription laxative, for the treatment of constipation;
•Sancuso® (granisetron) transdermal, for the prevention of nausea and vomiting in patients receiving certain types of chemotherapy treatment;
•Vaprisol® (conivaptan) injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia;
•Vibativ® (telavancin) injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections; and
•Talicia® (omeprazole, amoxicillin and rifabutin) oral capsule, for the treatment of H. pylori infection.
The company also has a series of Phase II clinical programs underway evaluating its ifetroban product candidate in patients with Duchenne Muscular Dystrophy, Systemic Sclerosis and Pulmonary Fibrosis.
For more information on Cumberland’s approved products, including full prescribing information, please visit the links to the individual product websites, which can be found on the company’s website at www.cumberlandpharma.com.

About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. For full prescribing and safety information, visit www.acetadote.com.
About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and the management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever.
Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other non-steroidal anti-inflammatory drugs (NSAIDs) as well as patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. For full prescribing and safety information, including boxed warning, visit www.caldolor.com.
About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing and safety information, visit www.kristalose.com.
About Sancuso® (granisetron) Transdermal System
Sancuso is the only skin patch approved by the FDA for the prevention of chemotherapy-induced nausea and vomiting (CINV) in patients receiving moderately and/or highly emetogenic chemotherapy. When applied 24 to 48 hours before receiving chemotherapy, the Sancuso patch slowly and continuously releases the medicine contained in the adhesive through clean and intact skin areas into the patient’s bloodstream. It can prevent CINV for chemotherapy regimens of up to five consecutive days. For full prescribing and safety information, visit www.sancuso.com.
About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol is contraindicated in patients with hypovolemic hyponatremia. The coadministration of Vaprisol with potent CYP3A inhibitors, such as ketoconazole, itraconazole, clarithromycin, ritonavir and indinavir, is contraindicated. For full prescribing and safety information, including boxed warning, visit www.vaprisol.com.

About Vibativ® (telavancin) for Injection
Vibativ is a patented, FDA-approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. Intravenous unfractionated heparin sodium is contraindicated with Vibativ administration due to artificially prolonged activated partial thromboplastin time (aPTT) test results for up to 18 hours after Vibativ administration. Vibativ is contraindicated in patients with a known hypersensitivity to telavancin. For more information, please visit www.vibativ.com.
About Talicia®
Talicia® is an FDA approved oral capsule for the treatment of Helicobacter pylori (H. pylori) infection in adults, a bacterial infection of the stomach and leading risk factor for gastric cancer. Talicia is listed as a first line option in the 2024 ACG Guideline for the treatment of H. pylori and features three key advantages: 1) high eradication rates - >90% in confirmed adherent patients, 2) the simplicity of an all-in-one capsule, and 3) low resistance to the two antibiotics - amoxicillin and rifabutin. For more information, please visit www.talicia.com.

FORWARD LOOKING STATEMENTS:
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland’s current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. Forward-looking statements include, among other things, statements regarding the Company’s intent, belief or expectations, and can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” "goal", “should,” “seek,” “anticipate,” “look forward” and other comparable terms or the negative thereof. As with any business, all phases of Cumberland’s operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland’s operation results. These factors include risks and uncertainties related to the strategic transaction, risks related to our ability to develop our pipeline of new product candidates, macroeconomic conditions, including changes in interest rates, inflation, tariffs, competition, an inability of manufacturers to produce Cumberland’s products on a timely basis, failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, natural disasters, public health epidemics, maintaining an effective sales and marketing infrastructure, and other events beyond the Company’s control as more fully discussed in its most recent annual report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“SEC”), as well as the Company’s other filings with the SEC from time to time. There can be no assurance that results anticipated by the company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.
SOURCE: Cumberland Pharmaceuticals Inc.

Investor Contact:	Media Contact:
Shayla Simpson	Emily Kent
Cumberland Pharmaceuticals Inc.	Dalton Agency
(615) 255-0068	(540) 621-5448

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$11,007,245	$11,444,693
Accounts receivable, net	14,261,978	16,944,780
Inventories, net	5,453,836	6,225,518
Prepaid and other current assets	2,066,198	2,445,276
Total current assets	32,789,257	37,060,267
Non-current inventories	9,875,505	9,253,090
Property and equipment, net	237,375	264,724
Intangible assets, net	12,793,249	14,027,921
Goodwill	914,000	914,000
Co-commercialization investment	3,840,700	3,986,780
Operating lease right-of-use assets	7,618,720	8,343,832
Other assets	2,926,214	2,973,378
Total assets	$70,995,020	$76,823,992
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$16,537,072	$18,567,546
Operating lease current liabilities	485,162	467,774
Other investment liabilities	4,487,137	5,074,504
Other current liabilities	12,978,680	12,635,095
Total current liabilities	34,488,051	36,744,919
Revolving line of credit - long term	5,240,733	5,240,733
Operating lease non-current liabilities	4,343,892	4,471,965
Other long-term liabilities	5,619,332	5,822,153
Total liabilities	49,692,008	52,279,770
Equity:
Shareholders’ equity:
Common stock— no par value; 100,000,000 shares authorized; 14,983,107 and 14,956,627 shares issued and outstanding as of March 31, 2026, and December 31, 2025, respectively	51,730,222	51,684,381
Accumulated deficit	(30,093,698)	(26,804,059)
Total shareholders’ equity	21,636,524	24,880,322
Noncontrolling interests	(333,512)	(336,100)
Total equity	21,303,012	24,544,222
Total liabilities and equity	$70,995,020	$76,823,992

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31,
	2026	2025
Net revenues	$9,131,317	$11,713,055
Costs and expenses:
Cost of products sold	1,933,889	1,425,714
Selling and marketing	5,064,875	4,231,980
Research and development	1,458,436	1,295,076
General and administrative	2,554,475	2,463,008
Amortization	1,248,934	1,005,330
Total costs and expenses	12,260,609	10,421,108
Operating income (loss)	(3,129,292)	1,291,947
Interest income	78,031	125,709
Interest expense	(85,839)	(163,802)
Income (loss) before income taxes	(3,137,100)	1,253,854
Income tax expense	(3,871)	(5,670)
Co-commercialization investment loss	(146,080)	—
Net income (loss)	(3,287,051)	1,248,184
Net loss (income) at subsidiary attributable to noncontrolling interests	(2,588)	8,884
Net income (loss) attributable to common shareholders	$(3,289,639)	$1,257,068
Income (loss) per share attributable to common shareholders
- basic	$(0.22)	$0.08
- diluted	$(0.22)	$0.08
Weighted-average shares outstanding
- basic	14,960,210	14,942,522
- diluted	14,960,210	15,259,824

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(3,287,051)	$1,248,184
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	1,276,283	1,031,584
Amortization of operating lease right-of-use asset	285,184	285,184
Co-commercialization investment loss	146,080	—
Share-based compensation	106,842	74,212
Increase (decrease) in non-cash contingent consideration	(228,965)	44,976
Decrease in cash surrender value of life insurance policies over premiums paid	86,949	81,182
Noncash interest expense	5,173	5,362
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	2,682,802	1,213,541
Inventories, net	703,861	967,399
Other current assets and other assets	384,152	60,371
Operating lease liabilities	(225,351)	(219,493)
Accounts payable and other current liabilities	(1,346,113)	(600,043)
Other long-term liabilities	(202,821)	(293,942)
Net cash provided by operating activities	387,025	3,898,517
Cash flows from investing activities:
Additions to property and equipment	—	(47,630)
Increase in cash surrender value of life insurance policies	(42,018)	—
Net (increase) decrease of investment in manufacturing		(1,162,357)
Additions to intangible assets	(19,155)	(18,199)
Net cash provided by (used in) investing activities	(61,173)	(1,228,186)
Cash flows from financing activities:
Proceeds from ATM offering, net	—	5,266,334
Payments on line of credit	—	(10,035,437)
Cash settlement of contingent consideration	(702,299)	(511,131)
Payments made in connection with repurchase of common shares	(61,001)	(245,868)
Net cash used in financing activities	(763,300)	(5,526,102)
Net decrease in cash and cash equivalents	(437,448)	(2,855,771)
Cash and cash equivalents at beginning of period	11,444,693	17,964,184
Cash and cash equivalents at end of period	$11,007,245	$15,108,413

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share
(Unaudited)

	Three months ended March 31,		Three months ended March 31,
	2026	2026	2025	2025
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(3,289,639)	$(0.22)	$1,257,068	$0.08
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	(2,588)	—	8,884	—
Net income (loss)	(3,287,051)	(0.22)	1,248,184	0.08
Adjustments to net income (loss)
Income tax expense	3,871	—	5,670	—
Depreciation and amortization	1,276,283	0.09	1,031,584	0.07
Share-based compensation (a)	106,842	0.01	74,212	—
Interest income	(78,031)	(0.01)	(125,709)	(0.01)
Interest expense	85,839	0.01	163,802	0.01
Adjusted earnings (loss) per share	$(1,892,247)	$(0.13)	$2,397,743	$0.16

Diluted weighted-average common shares outstanding:		14,960,210		15,259,824

Additional Information:
Reduction in the carrying amount of right-of-use assets (b)	$285,184	0.02	$285,184	0.02

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization of intangible and right-of-use assets, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.
The Company defines these supplemental financial measures as follows:
•Adjusted Earnings (loss): Net income (loss) adjusted for the impact of income taxes, depreciation and amortization expense, share-based compensation, interest income and interest expense.
(a)    Represents the share-based compensation of Cumberland.
(b)    Represents the straight line reduction in carrying value of right-of-use assets.
•Adjusted Diluted Earnings (loss) Per Share: Adjusted Earnings (loss) divided by diluted weighted-average common shares outstanding.